SCUDDER INSTITUTIONAL FUND, INC.
                             ARTICLES SUPPLEMENTARY
                        TO THE ARTICLES OF INCORPORATION

     SCUDDER INSTITUTIONAL FUND, INC., a Maryland corporation having The Corporation Trust Incorporated as its resident agent and its principal office in Maryland located at 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by ARTICLE FIFTH of the Articles of Incorporation of the Corporation, as amended from time to time (the "Charter"), the Board of Directors has duly classified one hundred million (100,000,000) shares of the capital stock of the Corporation from the unissued and unclassified shares of the Corporation to each of the following: Institutional Cash Plus Portfolio; Institutional Global Equity Portfolio; Institutional Emerging Markets Equity Portfolio; Institutional International Equity Portfolio; Institutional Global Small Company Equity Portfolio; Institutional Latin America Equity Portfolio; Institutional Japanese Equity Portfolio; Institutional Pacific Basin Equity Portfolio; Institutional Growth and Income Portfolio; Institutional Quality Growth Portfolio; Institutional Value Equity Portfolio; Institutional Small Company Equity Portfolio; Institutional Defensive Limited Volatility Bond
Portfolio; Institutional Intermediate Limited Volatility Bond Portfolio; Institutional Active Value Bond Portfolio; Institutional Long Duration Bond Portfolio; Institutional Mortgage Investment Portfolio; Institutional Global Bond Portfolio; Institutional International Bond Portfolio; and Institutional Emerging Markets Fixed Income Portfolio (together, the "New Classes").

     Prior  to  such  classification,   the  Corporation  had  an  aggregate  of
twenty-five billion (25,000,000,000) shares of capital stock, of which five billion (5,000,000,000) shares of capital stock were designated as Institutional Cash Portfolio; five billion (5,000,000,000) shares of capital stock were designated as Institutional Government Portfolio; five billion (5,000,000,000) shares of capital stock were designated as Institutional Federal Portfolio; two billion (2,000,000,000) shares of capital stock were designated as Institutional Tax-Free Portfolio, five billion (5,000,000,000) shares of capital stock were designated as Institutional Prime Portfolio; one hundred million (100,000,000) shares of capital stock were designated as Institutional Intermediate Cash Portfolio; one hundred million (100,000,000) shares of capital stock were designated as Institutional Bond Index Portfolio; one hundred million (100,000,000) shares of capital stock were designated as Institutional Municipal Income Portfolio (together, the "Existing Classes"), and two billion seven hundred million shares were undesignated as to class. Such reclassification shall not affect the number of authorized shares of the Corporation's Existing Classes.

     After giving effect to such classification, the Corporation has an aggregate of twenty-five billion (25,000,000,000) shares of capital stock, of which a total of two billion (2,000,000,000) shares of capital stock were designated as New Classes, twenty-two billion three hundred million (22,300,000,000) shares of capital stock were designated as Existing Classes, and seven hundred million (700,000,000) shares of capital stock remain unclassified.

     SECOND: A description of the shares so classified, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemptions as set by the Board of Directors of the Corporation is as follows (with each such class being herein referred to individually as a "Class," and collectively as "Classes"):

                   1. Assets Belonging to Class. All consideration received by the Corporation for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as herein defined) allocated to that Class as provided in the following sentence, are herein referred to as "assets belonging to" that Class. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Class (collectively "General Items"), the Board of Directors shall allocate such General Items to and among any one or more of the Classes created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

                   2. Liabilities Belonging to Class. The assets belonging to each particular Class shall be charged with the liabilities of the Corporation in respect to that Class and with all expenses, costs, charges and reserves attributable to that Class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Items (as hereinafter defined) allocated to that Class as provided in the following sentence, so charged to that Class are herein referred to as "liabilities belonging to" that Class. In the event there are any general liabilities , expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Class (collectively "General Items"), the Board of Directors shall allocate and charge such General Items to and among any one or more of the Classes created from time to time in such manner and on such basis as the Board of Directors in its sole discretion, deems fair and equitable; and any General Item so allocated and charged to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

                   3. Dividends. Dividends and distributions on Shares of a particular Class may be paid to the holders of Shares of that Class at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that Class, after providing for actual and accrued liabilities belonging to that Class, as the Board of Directors may determine.

                   4. Liquidation. In the event of the liquidation or dissolution of the Corporation, the stockholders of each Class that has been created shall be entitled to receive, as a Class, when and as declared by the Board of Directors, the excess of the assets belonging to that Class over the liabilities belonging to that Class. The assets so distributable to the stockholders of any particular Class shall be distributed among such stockholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Corporation.

                   5. Voting. On each matter submitted to vote of the stockholders, each holder of a Share shall be entitled to one vote for each such Share standing in his name on the books of the Corporation irrespective of the Class thereof and all Shares of all Classes shall vote as a single class ("Single Class Voting"); provided however, that
         (A) as to any matter with respect to which a separate vote of any Class is required by the Investment Company Act of 1940 or would be required under the Maryland General Corporation Law, such requirements as to a separate vote by that Class shall apply in lieu of Single Class Voting as described above; (B) in the event that the separate vote requirements referred to in (A) above apply with respect to one or more Classes, then, subject to (C) below, the Shares of all other Classes shall vote as a single Class; and (C) as to any matter which does not affect the interest of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

                   6. Equality. All Shares of each particular Class shall represent an equal proportionate interest in the assets belonging to that Class (subject to the liabilities belonging to that Class), and each Share of any particular Class shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible pursuant to subsection (iii) of this Article or otherwise under the Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash or Shares of the same Class or that may otherwise exist with respect to dividends and distributions on Shares of the same Class.

     THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any unissued shares of any Class or Classes and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

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

     FOURTH: The Board of Directors of the Corporation, at a meeting duly called, convened and held on April 20, 1995, adopted resolutions classifying the capital stock that the Corporation has authority to issue and classifying the authorized capital stock of the Corporation as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, Scudder Institutional Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested by its Assistant Secretary, on the 24th day of April, 1995.

ATTEST:                                    SCUDDER INSTITUTIONAL FUND, INC.



By /s/Thomas F. McDonough                  By /s/Daniel Pierce
   -------------------------                  ------------------------
   Thomas F. McDonough                        Daniel Pierce
   Assistant Secretary                        President






















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


                                  Verification
                                  ------------

     I, Daniel Pierce, President of Scudder Institutional Fund, Inc. (the "Corporation") do hereby verify that I have executed these Articles Supplementary and acknowledge the same to be my act; that adoption of these Articles Supplementary by the Corporation was a valid corporate act; that, to the best of my knowledge, information and belief, the matters and facts set forth herein are true in all material respects; and that this statement is made under the penalties of perjury.



                                             /s/Daniel Pierce
                                             --------------------------------
                                             Daniel Pierce
                                             President
















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